Exhibit 99.1

CCG Announces 2013 Results and Provides Initial 2014 Financial Outlook

Charlotte, NC – February 26, 2014 – Campus Crest Communities, Inc. (NYSE: CCG) (the “Company”), a leading developer, builder, owner and manager of high-quality student housing properties, today announced results for the three and twelve months ended December 31, 2013.

Highlights

Fourth Quarter 2013

•	Increased Funds From Operations Adjusted (“FFOA”) per diluted share 5.0%, from $0.20 in the fourth quarter of 2012 to $0.21

•	Delivered same store net operating income (“NOI”) of $11.2 million at a 92.4% occupancy and 52.1% margin

•	Achieved 46.6% leasing for the 2014/2015 academic year as of February 23, 2014 at all 41 Grove operating properties compared to 42.7% the prior year, and 60.5% at the 28 operating Copper Beech properties compared to 67.8% the prior year

•	Commenced construction of The Grove at Gainesville, a wholly-owned 676-bed, $41.4 million development 0.3 miles from the University of Florida scheduled to be delivered for the 2014/2015 academic year

•	Completed the disposition of four non-core, wholly-owned student housing properties generating net proceeds of approximately $50.0 million

•	Issued approximately $95.2 million of its 8.0% Series A cumulative redeemable preferred stock and $100.0 million of the 4.75% senior exchangeable notes due 2018

Full Year 2013

•	Increased FFOA per diluted share 6.7%, from $0.75 for the year ended December, 31 2012 to $0.80

•	Achieved same store NOI of $35.0 million at a 91.8% occupancy and 52.8% margin

•	Delivered six new Grove properties and an expansion of an existing Grove property, with a total of 3,756 beds, for the 2013/2014 academic year

o	Based on in-place rate and occupancy, this group of developments is expected to achieve between a 7.5% and 8.0% weighted average yield

•	Commenced or continued progress on eight new development and two redevelopment projects expected to be delivered for the 2014/2015 academic year, containing 7,455 beds with median distance to campus of 0.3 miles

•	Increased the quarterly common dividend to $0.165 per share, an increase of 3.1% on an annualized basis, in January 2013

•	Completed a $312.7 million common stock offering to fund the staged acquisition of Copper Beech in February 2013

Financial Results for the Three and Twelve Months Ended December 31, 2013

For the three and twelve months ended December 31, 2013, Funds From Operations (“FFO”) and FFOA are shown in the table below.

FFO/FFOA
	Three Months Ended December 31,
($mm, except per share)	2013	Per share - diluted	2012	Per share - diluted
FFO	$14.2	$0.22	$7.7	$0.20
FFOA[1]	$13.5	$0.21	$7.7	$0.20

	Twelve Months Ended December 31,
($mm, except per share)	2013	Per share - diluted	2012	Per share - diluted
FFO	$49.3	$0.82	$25.4	$0.72
FFOA[1]	$48.1	$0.80	$26.3	$0.75

1 Includes eliminations for the write-off of transaction costs, development costs, unamortized deferred financing fees and the fair value adjustments of Copper Beech debt as reflected in the Q4 2013 Supplemental Analyst Package.

A reconciliation of net income attributable to common stockholders to FFO and to FFOA can be found at the end of this release.

For the three months ended December 31, 2013, the Company reported total revenues of $35.0 million and net income (loss) attributable to common stockholders of ($12.0) million, compared to $32.3 million and $1.1 million, respectively, in the same period in 2012. For the twelve months ended December 31, 2013, the Company reported total revenues of $142.3 million and net income (loss) attributable to common stockholders of ($4.5) million, compared to $128.4 million and $6.6 million, respectively, in the same period in 2012.

2

Operating Results

For the three and twelve months ended December 31, 2013, results for wholly-owned same store properties were as follows:

Same Store Results
	Three Months Ended December 31,			Twelve Months Ended December 31,
($mm)	2013	2012	Change	2013	2012	Change

Number of Assets	28	28		23	23
Number of Beds	14,920	14,920		11,868	11,868
Occupancy	92.4%	93.7%	(130) bps	91.8%	92.4%	(60) bps
Total Revenues	$21.6	$21.2	1.6%	$66.4	$65.9	0.8%
NOI	$11.2	$12.3	(8.4%)	$35.0	$35.9	(2.3%)
NOI Margin	52.1%	57.8%	(570) bps	52.8%	54.4%	(160) bps

Note: Excludes 4 properties sold in December 2013.

The decrease in same-store NOI for the three and twelve months ended December 31, 2013 was primarily a result of an increase in bad debt expense of $1.2 million for both the quarter and the year.

NOI margin is calculated by dividing NOI for the period by total student housing rental and services revenues for the period. A reconciliation of net income attributable to common stockholders to NOI can be found at the end of this release. In addition, details regarding same store NOI and calculations thereof may be found in the Supplemental Analyst Package located at http://investors.campuscrest.com/.

Portfolio Information

As of December 31, 2013, the Company owned interests in 79 properties totaling approximately 43,256 beds across North America. A summary of the leasing for the 2014 – 2015 academic year follows:

2014/2015 Acadmic Year Leasing Summary
				2014-2015		2013-2014
Property	Properties	Unit	Beds	Signed(1)%		Signed(1)%		Change

Operating
Wholly-Owned	31	6,184	16,892	8,350	49.4%	7,859	46.5%	2.9%
HSRE Joint venture	10	2,086	5,732	2,187	38.2%	1,797	31.4%	6.8%
Total Operating	41	8,270	22,624	10,537	46.6%	9,656	42.7%	3.9%

Copper Beech Portfolio	28	5,047	13,177	7,974	60.5%	8,939	67.8%	(7.3%)

Total Operating Portfolio	69	13,317	35,801	18,511	51.7%	18,595	51.9%	(0.2%)

Total 2014 Deliveries	10	3,128	7,455	1,303	17.5%	n/a	n/a	n/a

Note: Excludes the Toledo, OH redevelopment.

1 As of February 23, 2014 and February 23, 2013, respectively.

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Investment Activity

Development

The Company expects to deliver eight new development projects, totaling 5,213 beds, for the 2014/2015 academic year, at a total cost of approximately $384.9 million, of which $214.5 million is the Company’s share. The assets are located a median of 0.3 miles to campuses of primary non-flagship and flagship universities.

Redevelopment

The Company expects to deliver two redevelopment projects, totaling 2,242 beds, for the 2014/2015 academic year, at a total cost of approximately $166.4 million, of which $58.2 million is the Company’s share. The two assets are located in downtown Montréal, Québec.

Acquisitions

On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement for the Copper Beech portfolio that, subject to receipt of required third-party lender consents, enabled the Company to acquire a 67% ownership interest in 30 properties, while deferring ownership in 7 properties until the Company exercises future purchase options. As of December 31, 2013, the Company held a 67% effective interest in 28 operating and 2 non-operating properties.

In January 2014, the Company acquired from Harrison Street Real Estate Capital the remaining 80% interest in The Grove at Denton, Texas, for approximately $7.7 million.

Dispositions

On December 27, 2013, the Company completed the sale of four wholly-owned Grove-branded student housing properties. The four properties were unencumbered and generated net sales proceeds to the Company of approximately $50.0 million.

Balance Sheet and Capital Markets

On October 9, 2013, the Company closed on two capital markets offerings:

•	$100.0 million through an issuance by its operating partnership of 4.75% exchangeable senior notes due 2018

•	$95.2 million through the re-opening of the Company's 8.0% Series A cumulative redeemable preferred stock.

4

As of December 31, 2013, the Company had $26.7 million of restricted cash from the asset sales mentioned above that were structured as a 1031 exchange. Additionally, as of December 31, 2013, the Company had not sold any shares under its $100.0 million At-the-Market common equity offering program.

Dividends

On January 28, 2014, the Company announced that its Board of Directors declared its first quarter 2014 common stock dividend of $0.165 per share. The dividend is payable on April 9, 2014 to stockholders of record as of March 26, 2014.

The Board of Directors also declared a cash dividend of $0.50 per Series A Cumulative Redeemable Preferred Share for the first quarter of 2014. The preferred share dividend is payable on April 15, 2014 to stockholders of record as of March 26, 2014.

2014 Earnings Guidance and Outlook

Based on the current expectations and judgment of the Company's management team, the Company anticipates that fiscal year 2014 FFOA will be in the range of $0.72 to $0.74 per fully diluted share. This reflects a blend of 2013/2014 and 2014/2015 academic years as well as the base case for Copper Beech in the event the Company does not elect to exercise purchase option one. The following table provides details of our 2014 guidance:

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2014 FFOA Guidance
(mm, except per share figures)	Range

Wholly-owned NOI for operating properties[1]	$57.0	to	$59.0
Occupancy	91.0%	to	93.0%
Total RevPOB	$530	to	$536

Expected weighted average development yields on 2014/2015 AY	7.5%	to	8.0%
deliveries (wholly-owned and JVs)

FFOA contribution from JV properties (including 2014 deliveries)	$7.3	to	$7.5

FFOA contribution from investment in Copper Beech[2]	$15.5	to	$16.0

Net development, construction and management services fees[3]	$4.9	to	$5.1

General and administrative expense	$11.9	to	$12.3

Overhead D&A		$0.9

Ground lease		$0.6

Interest expense	$17.1	to	$18.1

Preferred dividends		$12.2

Weighted average fully diluted shares/units outstanding		65.2

1 Includes 32 wholly-owned Grove properties (31 outlined on pg. 19 of the Supplemental Analyst Package plus The Grove at Denton).

2 Ownership and cash flow splits as outlined in the amendment to the PSA dated September 30, 2013.

3 Shown net of taxes.

As a result of certain transactions at the end of 2013 and assumptions for 2014, the Company expects to have short term dilution of approximately $0.16 to $0.18 per fully diluted share that is embedded in the above guidance. This dilution is partially offset in 2014 by the impact of other items, such as the delivery of new properties in the third quarter 2014 that were funded by the 2013 transactions. These transactions and assumptions include:

•	The impact of the preferred and exchangeable notes capital raises executed in the fourth quarter 2013, which the Company believes represents a very effective manner to create liquidity at an attractive blended cost relative to a common equity issuance;

•	The loss of FFO contribution from recycling capital via the four wholly-owned dispositions in the fourth quarter 2013; and

•	A base case Copper Beech structure in 2014, in the event the Company does not elect to exercise purchase option one. This would result in the preferred payment expiring on March 18th, ownership remaining at 67% in the 30 properties until August 18th, and reverting to a 48% ownership across all 37 properties with no promoted cash flows thereafter. The Company thinks this is an appropriate and conservative way to guide, and will update if and when an agreement is reached.

Our FFOA guidance excludes non-recurring and non-cash items, such as the write-off of deferred financing costs as a result of early payoff of financings, potential impairments, transaction costs associated with the Copper Beech investment and other acquisitions and the mark-to-market adjustment of the Copper Beech debt. Additionally, it excludes the potential impact of any asset dispositions or capital raises.

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Conference Call Details

The Company will host a conference call on Thursday, February 27, 2014, at 9:00 a.m. (EST) to discuss the financial results, as well as the Company's outlook for 2014.

The call can be accessed live over the phone by dialing 877-407-0789, or for international callers, 201-689-8562. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The pin number for the replay is 13574886. The replay will be available until March 6, 2014.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company's website at http://investors.campuscrest.com/. A recording of the call will also be available on the Company's website following the call.

Supplemental Schedules

The Company has published a Supplemental Analyst Package in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found under the “Earnings Center” tab in the Investors section of the Company’s web site at http://www.campuscrest.com/.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading developer, builder, owner and manager of high-quality student housing properties located close to college campuses in targeted markets. Pro forma for the Copper Beech restructure, the Company has ownership interests in 80 student housing properties and over 43,000 beds across North America, of which 70 are operating and 10 are development or redevelopment properties. The Company is an equity REIT that differentiates itself through its vertical integration and consistent branding across the portfolio through three unique brands targeting different segments of the college student population. The Grove® brand offers more traditional apartment floor plans and focuses on customer service, privacy, on-site amenities and a proprietary residence life program. The Copper Beech brand and townhome product offers more residential-type living to students looking for a larger floor plan with a front door and back porch. The evo brand provides urban students with a luxury student housing option with all the conveniences of city living. Additional information can be found on the Company's website at http://www.campuscrest.com/.

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Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements in this press release include, among others, the performance of properties in occupancy and yield targets, outlook and guidance for full year 2014 FFOA and the related underlying assumptions, growth and development opportunities, leasing activities, financing strategies, and development and construction projects. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

Contact:

Thomas Nielsen, Investor Relations

(704) 496-2571

Investor.Relations@CampusCrest.com

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CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in $000s)

	December 31,	December 31,
	2013	2012

Assets
Investment in real estate, net:
Student housing properties	$716,285	$669,387
Accumulated depreciation	(102,356)	(97,820)
Development in process	91,184	50,781
Investment in real estate, net	705,113	622,348
Investment in unconsolidated entities[1]	324,838	22,555
Cash and cash equivalents	32,054	5,970
Restricted cash [2]	32,636	3,902
Student receivables, net	2,825	2,193
Cost and earnings in excess of construction billings	42,803	23,077
Other assets, net	42,410	16,275
Total assets	$1,182,679	$696,320

Liabilities and equity
Liabilities:
Mortgage and construction loans	$205,531	$218,337
Line of credit and other debt	207,952	75,375
Accounts payable and accrued expenses	62,448	45,634
Construction billings in excess of cost and earnings	600	49
Other liabilities	11,166	12,023
Total liabilities	487,697	351,418
Equity:
Preferred stock	$61	$23
Common stock	645	386
Additional common and preferred paid-in capital	773,896	377,180
Accumulated deficit and distributions	(84,142)	(37,047)
Accumulated other comprehensive loss	(71)	(58)
Total stockholders' equity	690,389	340,484
Noncontrolling interests	4,593	4,418
Total equity	694,982	344,902
Total liabilities and equity	$1,182,679	$696,320

1 As of December 31, 2013, includes the Company’s investment in Copper Beech equating to a 67.0% effective ownership interest in 30 properties.

2 As of December 31, 2013, includes approximately $26,700 of cash held in escrow from the sale of the four properties on December 27, 2013.

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CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in $000s, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	$ Change	2013	2012	$ Change

Revenues:
Student housing rental	$23,518	$20,502	$3,016	$87,635	$71,211	$16,424
Student housing services	972	703	269	3,615	2,880	735
Development, construction and management services	10,494	11,133	(639)	51,069	54,295	(3,226)
Total revenues	34,984	32,338	2,646	142,319	128,386	13,933
Operating expenses:
Student housing operations	10,974	8,950	2,024	40,346	32,633	7,713
Development, construction and management services	8,360	10,234	(1,874)	46,759	50,493	(3,734)
General and administrative	2,667	2,320	347	10,658	8,821	1,837
Transaction costs[1]	286	-	286	1,121	-	1,121
Ground leases	88	54	34	249	217	32
Inpairment of unconsolidated joint venture[2]	312	-	312	312	-	312
Depreciation and amortization	6,547	5,551	996	23,700	20,693	3,007
Total operating expenses	29,234	27,109	2,125	123,145	112,857	10,288
Equity in earnings (loss) of unconsolidated entities[3,4]	(7,335)	78	(7,413)	(3,727)	361	(4,088)
Operating income	(1,585)	5,307	(6,892)	15,447	15,890	(443)
Nonoperating income (expense):
Interest expense, net[5]	(4,204)	(3,150)	(1,054)	(12,969)	(11,545)	(1,424)
Other income[6]	(5)	(175)	170	1,414	6,144	(4,730)
Total nonoperating expense, net	(4,209)	(3,325)	(884)	(11,555)	(5,401)	(6,154)
Net income before income tax benefit (expense)	(5,794)	1,982	(7,776)	3,892	10,489	(6,597)
Income tax benefit (expense)	420	(26)	446	727	(356)	1,083
Income from continuing operations	(5,374)	1,956	(7,330)	4,619	10,133	(5,514)
Income (loss) from discontinued operations[7]	(3,966)	312	(4,278)	(3,001)	665	(3,666)
Net income	(9,340)	2,268	(11,608)	1,618	10,798	(9,180)
Net income (loss) attributable to noncontrolling interests	(88)	8	(96)	(34)	46	(80)
Dividends on preferred stock	2,733	1,150	1,583	6,183	4,114	2,069
Net income (loss) attributable to common stockholders	($11,985)	$1,110	($13,095)	($4,531)	$6,638	($11,169)

Net income (loss) per share attributable to common stockholders - Basic and Diluted:	($0.19)	$0.03		($0.08)	$0.19

Weighted average common shares outstanding:
Basic	64,503	38,479		59,984	34,781
Diluted	64,937	38,994		60,418	35,217

1 For the three months ended December 31, 2013, includes $286 of Copper Beech-related transaction costs.  For twelve months ended December 31, 2013, includes $1,070 of Copper Beech-related transaction costs and $51 of Toledo, OH-related transaction costs.

2 For the three and twelve months ended December 31, 2013, represents a $312 impairment at The Grove at Denton for which the Company acquired its joint venture partner's interest in January 2014.

3 For the three and twelve months ended December 31, 2013, includes results from the Company’s investment in Copper Beech.  The Company made its initial investment on March 18, 2013 and subsequently made additional investments.  On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement that, subject to receipt of required third-party lender consents, enabled the Company to acquire a 67% ownership interest in 30 properties, while deferring ownership in 7 properties until the Company exercises future purchase options.  As of December 31, 2013, the Company held a 67% effective interest in 28 operating and 2 non-operating properties.

4 For the three months and twelve months ended December 31, 2013, includes $906 in transaction costs related to evo à Square Victoria.

5 For the three and twelve months ended December 31, 2013, includes an approximate $236 non-cash charge related to the write-off of unamortized deferred financing fees.  For the three and twelve months ended December 31, 2012, includes an approximate $6 and $966, respectively, non-cash charge related to the write-off of unamortized deferred financing fees.

6 For the twelve months ended December 31, 2013, includes interest income from the 8.5%, $31,700 loan made to existing investors in Copper Beech on March 18, 2013.  In conjunction with the September 30, 2013 amendment to the purchase and sale agreement, the $31,700 loan was repaid by Copper Beech.

7 For the three and twelve months ended December 31, 2013, includes a $4,729 impairment from the dispostion of The Grove at Jacksonville, The Grove at Jonesboro, The Grove at Wichita, and The Grove at Wichita Falls on December 27, 2013.

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CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS TO FUNDS FROM OPERATIONS ("FFO") & NET OPERATING INCOME ("NOI") (unaudited)
(in $000s, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	$ Change	2013	2012	$ Change

Net income (loss) attributable to common stockholders	$(11,985)	$1,110	$(13,095)	$(4,531)	$6,638	$(11,169)
Net income (loss) attributable to noncontrolling interests	(88)	8	(96)	(34)	46	(80)
Impairment of disposed assets[1]	4,729	-	4,729	4,729	-	4,729
Impairment of investment in unconsolidated joint venture[2]	312	-	312	312	-	312
Gain on purchase of joint venture properties[3]	-	-	-	-	(6,554)	6,554
Real estate related depreciation and amortization	6,910	6,202	708	25,503	23,521	1,982
Real estate related depreciation and amortization -
unconsolidated entities	14,354	378	13,976	23,271	1,731	21,540
FFO available to common shares and OP units[4,5,6]	14,232	7,698	6,534	49,250	25,382	23,868
Elimination of transactions costs	286	-	286	1,121	-	1,121
Elimination of transactions costs included in equity in earnings	-	-	-	906	-	906
Elimination of write-off of development costs	175	-	175	175	-	175
Elimination of FV adjustment of CB debt	(1,411)	-	(1,411)	(3,576)	-	(3,576)
Elimination of non-cash charge from the write-off of
unamortized deferred financing fees	236	6	230	236	966	(730)
Funds from operations adjusted (FFOA) available to common
shares and OP units	$13,518	$7,704	$5,814	$48,112	$26,348	$21,764

FFO per share - diluted[4,5,6]	$0.22	$0.20	$0.02	$0.82	$0.72	$0.10
FFOA per share - diluted	$0.21	$0.20	$0.01	$0.80	$0.75	$0.05
Weighted average common shares and OP units outstanding - diluted	64,937	38,994		60,418	35,217

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013[1]	2012[1]	2013[1]	2012[1]

Net income (Loss) attributable to common stockholders	($11,985)	$1,110	($4,531)	$6,638
Net income (Loss) attributable to noncontrolling interests	(88)	8	(34)	46
Preferred stock dividends	2,733	1,150	6,183	4,114
Income tax benefit (expense)	(420)	26	(727)	356
Other income (expense)[2]	5	175	(1,414)	(6,144)
(Income) loss on discontinued operations	3,966	(312)	3,001	(665)
Interest expense	4,204	3,150	12,969	11,545
Equity in earnings of unconsolidated entities	7,335	(78)	3,727	(361)
Depreciation and amortization	6,547	5,551	23,700	20,693
Impairment of investment in unconsolidated joint venture	312	-	312	-
Ground lease expense	88	54	249	217
General and administrative expense	2,667	2,320	10,658	8,821
Transaction costs	286	0	1,121	-
Development, construction and management services expenses	8,360	10,234	46,759	50,493
Development, construction and management services revenues	(10,494)	(11,133)	(51,069)	(54,295)
Total NOI	$13,516	$12,255	$50,904	$41,458
Same store properties NOI[7]	$11,221	$12,255	$35,046	$35,875
New properties NOI[7]	$1,531	$0	$14,293	$5,583
The Grove at Pullman & Toledo NOI[8]	$764	$0	$1,565	$0

1 For the three and twelve months ended December 31, 2013, represents a $4,724 impairment from the dispostion of The Grove at Jacksonville, The Grove at Jonesboro, The Grove at Wichita, and The Grove at Wichita Falls on December 27, 2013.

2 For the three and twelve months ended December 31, 2013, represents a $312 impairment at The Grove at Denton for which the Company acquired its joint venture partner's interest in January 2014.

3 For the three and nine months ended December 31, 2012, represents a $6,554 gain from the purchase of our joint venture partner's interest in The Grove at Valdosta and The Grove at Moscow.

4 For the three and twelve months ended December 31, 2013, includes results from the Company’s investment in Copper Beech.  The Company made its initial investment on March 18, 2013 and subsequently made additional investments.  On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement that, subject to receipt of required third-party lender consents, enabled the Company to acquire a 67% ownership interest in 30 properties, while deferring ownership in 7 properties until the Company exercises future purchase options.  As of December 31, 2013, the Company held a 67% effective interest in 28 operating and 2 non-operating properties.

5 For the three months ended December 31, 2013, includes $286 of transaction costs, the write-off of $175 of development costs and a $1,187 fair value adjustment of Copper Beech’s debt.  For twelve months ended December 31, 2013, includes $2,027 of transaction costs, the write-off of $175 of development costs and a $3,352 fair value adjustment of Copper Beech’s debt.

6 For the three and twelve months ended December 31, 2013 and 2012, includes non-cash charges related to the write-off of unamortized deferred financing fees associated with construction debt paid-off prior maturity.

7 "Same store" properties are our wholly-owned operating properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us and remaining in service through the end of the latest period presented or period being analyzed. "New properties" are our wholly-owned operating properties that we acquired or placed in service after the beginning of the earliest period presented or period being analyzed.

8 For the three and twelve months ended December 31, 2013, includes NOI contribution from the operations of The Grove at Pullman and the Toledo, OH-redevelopment, as well as business interruption insurance proceeds from The Grove at Pullman.

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Non-GAAP Financial Measures

FFO and FFOA

FFO is a non-GAAP financial measure. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with U.S. GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, in October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO.

We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to FFO published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. FFO should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

FFOA is a non-GAAP financial measure. In addition to FFO, we believe it is also a meaningful measure of our performance to adjust FFO to exclude the write-off of unamortized deferred financing fees, transaction costs, the write-off of development cost and fair value debt adjustments on equity method investments. Excluding the write-off of unamortized deferred financing fees, transaction costs and fair value debt adjustments on equity method investments adjusts FFO to be more reflective of operating results prior to capital replacement or expansion, debt service obligations or other commitments and contingencies.

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NOI

NOI is a non-GAAP financial measure. We calculate NOI by adding back (or subtracting from) to net income (loss) attributable to common stockholders the following expenses or charges: income tax expense, interest expense, equity in loss of unconsolidated entities, preferred stock dividends, depreciation and amortization, transaction costs, ground lease expense, general and administrative expense and development, construction and management services expense. The following income or gains are then deducted from net income (loss) attributable to common stockholders, adjusted for add backs of expenses or charges: equity in earnings of unconsolidated entities, income tax benefit, other income, and development, construction and management services revenue. We believe these adjustments help provide a performance measure, when compared year over year, that illustrates the operating results of our wholly-owned properties and captures trends in student housing rental and services income and student housing operating expenses.

NOI excludes multiple components of net income (loss) (computed in accordance with U.S. GAAP) and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations. Therefore, the utility of NOI as a measure of our performance is limited. Additionally, other companies, including other equity REITs, may use different methodologies for calculating NOI and, accordingly, NOI as disclosed by such other companies may not be comparable to NOI published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, NOI should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. NOI should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

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